Exhibit 10.6

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
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CONFIDENTIAL
AGREEMENT FOR CONSULTING SERVICES
     THIS AGREEMENT FOR CONSULTING SERVICES is made and entered into as of May 12, 2003 (the “Effective Date”), by and between America Online, Inc., a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166 (hereinafter referred to as “AOL”), and LiveWorld, Inc., a Delaware corporation, with principal offices at 170 Knowles Drive, Suite 211, Los Gatos, California 95070, (hereinafter referred to as “Consultant”) (each a “Party” and collectively the “Parties”).
     AOL operates the America Online® brand service, an interactive computer communications, information and transactions service. Consultant is familiar with the America Online® brand service. AOL desires to engage the services of Consultant and Consultant desires to accept such engagement upon the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises set forth herein, AOL and Consultant hereby agree as follows:
     1. Services and Scope of Work
          1.1 Services. Consultant agrees to provide to AOL consulting services (“Consulting Services”) as they are described on Schedule 1 attached hereto as Exhibit A and on such schedules as are executed from time to time by both Parties to this Agreement (the “Schedules”). Each Schedule shall be consecutively numbered and annexed hereto. Consulting Services shall be provided in accordance with the provisions of this Agreement and the applicable Schedule.
          1.2 Scope of Work. Each Schedule shall contain a description of the tasks to be performed by Consultant, the deliverables and documentation, if any, to be produced by Consultant (collectively, “Deliverables”), acceptance criteria for each Deliverable (for technical services or if otherwise applicable), a schedule of performance, a schedule of payments and a statement of Consultant’s then-current rates, if applicable.
          1.3 Performance of Services. Unless otherwise specified by AOL, Consultant has the right to (i) control and direct the means, manner and method by which the Consulting Services are performed, and (ii) perform the Consulting Services at any place or location and at such time as Consultant may reasonably determine. Unless otherwise agreed to by the Parties in writing or on a
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PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
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Schedule, Consultant shall (i) observe the working hours, working rules and polices of AOL while working on AOL’s premises, and (ii) furnish all equipment and materials used to perform the Consulting Services, including but not limited to telephone lines, personal computers and modems.
          1.4 Other Work. Consultant has the right to perform services for others during the term of this Agreement as long as such other engagement or performance does not interfere in any way with the timely performance of the Consulting Services to be performed hereunder.
          1.5 Compliance with Applicable Law. Consultant shall ensure that Consultant complies with all applicable local, state and federal law and AOL’s then-current Terms of Service in performing the Consulting Services.
     2. Consultant Personnel
          2.1 Consultant Project Manager. Consultant will appoint for each Schedule a qualified member of its staff to act as project manager (the “Consultant Project Manager”), whose duties shall be to act as liaison between AOL and Consultant.
          2.2 Independent Contractor; No Agency. Consultant is an independent contractor. Consultant shall not be deemed for any purpose to be an employee of AOL. AOL shall not be responsible to Consultant or any governing body for any payroll-related taxes related to the performance of the services, including but not limited to, withholding or other taxes related to federal or state income tax, social security benefits or unemployment compensation. Consultant further represents and warrants that Consultant qualifies as an independent contractor under the provisions of the Internal Revenue Code and its common law rules and, as such, Consultant is filing all required forms and necessary payments appropriate to the Consultant’s tax status. Neither party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability on behalf of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an employment relationship, an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.
          2.3 Consultant’s Employees and Assistants. From time to time, Consultant may, subject to the terms and conditions set forth in this Agreement, engage employees, independent contractors, consultants, volunteer assistants or other persons or entities (collectively, “Assistants”) to aid Consultant in performing Consultant’s duties under this Agreement. AOL has no relationship with or to such Assistants and such Assistants are not employees, agents, consultants, representatives, assistants or independent contractors of AOL. Consultant shall be fully and solely
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PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
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responsible for the supervision and payment of such Assistants and for all work performed by such Assistants and any third party subcontractors approved by AOL as provided in this Agreement.
     3. Project Management
          3.1 AOL Project Manager. AOL shall designate a project manager for each Schedule (the “AOL Project Manager”) who shall act as a liaison between AOL and Consultant.
          3.2 Progress Reports and Meetings. If requested by AOL, Consultant shall submit a detailed progress report (“Progress Report”) to the AOL Project Manager every month (or more frequently if requested by AOL) during the term of each Schedule. Progress Reports shall detail work performed to date and estimated time and cost to complete. If AOL so requests, Consultant shall hold status meetings with the AOL Project Manager in order to review the status of Consultant activities.
          3.3 Accounts. If deemed necessary by AOL, Consultant may be given an account(s) for the America Online® brand service for the exclusive purpose of enabling it and its agents to perform Consultant’s duties under this Agreement. The account(s) shall be of the type determined by AOL to be necessary for Consultant to perform its duties hereunder. Consultant shall be responsible for any premium charges, transaction charges, communication surcharges or other charges incurred by any such account(s), other than AOL’s standard monthly subscription charge. Consultant shall be responsible for the actions taken under or through its account(s), which actions shall be subject to AOL’s then-applicable Terms of Service. Upon termination of this Agreement, the account(s), and any associated usage credits and related screen names or similar rights, shall automatically terminate. AOL shall have no liability for loss of data or content related to termination of any account.
          3.4 Software Tools. AOL shall determine in its sole discretion, which of its proprietary software tools (each a “Tool”) shall be made available to Consultant in order for Consultant to perform its duties hereunder. Consultant shall be granted a nonexclusive license to use any such Tool, which license shall be subject to: (i) Consultant’s compliance with all rules and regulations relating to use of the Tools, as published from time to time by AOL, (ii) AOL’s right to withdraw or modify such license at any time, and (iii) Consultant’s express recognition that AOL provides all Tools on an “as is” basis, without warranties of any kind.
     4. Fees, Expenses, Records, and Taxes
          4.1 Fees. Each Schedule shall set forth the fee due for the Consulting Services to be provided pursuant to the Schedule and Consultant agrees to invoice AOL as set forth in the
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Schedule. All Consulting Services to be performed on a time and materials basis shall be invoiced in arrears.
          4.2 Expenses. Consultant shall be entitled to reimbursement of the categories of expenses set forth on the applicable Schedule. Consultant shall invoice AOL on a monthly basis for expenses incurred as a result of performing Consulting Services in accordance with the Schedule. Such expenses shall be limited to reasonable out-of-pocket expenses necessarily and actually incurred by the Consultant in the performance of its services hereunder, provided that: (i) AOL has given its prior written consent for any such expenses, including without limitation, travel expenses; (ii) the expenses have been detailed on a form acceptable to AOL and submitted to the appropriate AOL Project Manager for review and approval; and (iii) if requested by AOL, the Consultant submits supporting documentation in addition to the approved expense form. Monthly expenses shall not exceed the amount set forth in the relevant Schedule without the prior written approval of the AOL Project Manager. Any travel expenses shall comply with AOL’s travel policy, a copy of which has been provided to Consultant and AOL may, at AOL’s sole discretion, require Consultant to make travel arrangements through an AOL-approved travel agency.
          4.3 Review of Fees and Expenses. Consultant will submit the charges and/or expenses to be invoiced for services performed and the applicable time reports or documentation under any Schedule and Acceptance Certificate in the form attached hereto as Exhibit C to the AOL Project Manager for approval prior to actual invoicing. The charges and/or expenses invoiced in accordance with this Section 4, except for any amounts disputed by AOL, shall be payable by AOL within [***] days of AOL’s receipt of each invoice, accompanied by an Acceptance Certificate executed by the AOL Project Manager.
          4.4 Maximum Dollar Amount. Notwithstanding anything to the contrary contained herein, AOL shall not be liable for any charges and/or expenses under any Schedule for work in excess of the Maximum Dollar Amount specified on such Schedule.
          4.5 Records. Consultant shall maintain complete and accurate accounting records, in a form in accordance with generally accepted accounting principles, to substantiate Consultant’s charges and expenses hereunder and Consultant shall retain such records for a period of [***] years from the date of final payment under any Schedule.
          4.6 Taxes. Consultant shall be responsible for determining the applicability of any sales, use, excise, or similar taxes which may be applicable to the performance of the Consulting Services, if any. Consultant shall clearly and separately state any applicable taxes on Consultant’s invoice to AOL for corresponding Consulting Services. AOL shall pay applicable taxes on the invoice or, in lieu of the payment of any such taxes, AOL may provide Consultant with a certificate
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acceptable to the taxing authorities exempting AOL from payment of these taxes. Consultant shall pay all taxes collected from AOL to the appropriate taxing authority. Consultant, and not AOL, shall be obligated to pay any applicable taxes not invoiced to AOL on the invoice for corresponding Consulting Services, including without limitation, any and all interest, penalties and attorneys’ fees. Consultant shall bear any and all costs, and shall indemnity AOL for any and all costs, of or associated with any determination of applicable taxes, the collection of such taxes and the payment of such taxes to the taxing authority (except to the extent AOL has wrongfully failed to pay such taxes or provide a certificate(s) as provided above), including, without imitation, penalties, interest and attorneys’ fees.
     5. Acceptance of Services
     All Consulting Services and Deliverables delivered by the Consultant pursuant to the Agreement and the attached Schedules shall be subject to acceptance by AOL.
     6. Term and Termination
          6.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect thereafter unless and until it is terminated or expires in accordance with the provisions of this Agreement or any Schedule or, if it is not terminated and no expiration is provided in any applicable Schedule, until satisfactory completion of the services provided for herein and in all Schedules and acceptance thereof by AOL (“Project Completion”). Upon expiration of the Term, if prior to Project Completion, AOL shall have the option, at its sole discretion, to renew this Agreement for any period of time up to and including Project Completion by giving written notice of such intent to renew to Consultant prior to the expiration of the Term.
          6.2 Termination For Breach. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after [***] days written notice thereof (or such shorter period as may be specified in this Agreement or in any applicable Schedule).
          6.3 Termination Upon Notice. Notwithstanding anything to the contrary herein or in any Schedule, AOL may terminate this Agreement or any Schedule hereunder for any reason by giving the Consultant [***] prior written notice of its election to terminate said Agreement or Schedule.
          6.4 Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of
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any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within [***] calendar days or (iv) makes an assignment for the benefit of creditors.
          6.5 AOL Rights and Payment Upon Termination. If either Party terminates the Agreement, AOL agrees to pay Consultant for all expenses incurred by the Consultant with AOL’s approval up to the effective date of termination. In the event AOL terminates this Agreement or any Schedule under Section 6.3 prior to the completion of the services rendered under each Schedule, (a) Consultant shall be compensated a pro-rata share of the fee due to Consultant under this Agreement and the applicable Schedule, and (b) if applicable, AOL shall pay Consultant for all Progress Milestones (as set forth in the applicable Schedule) completed and accepted by AOL and a pro-rata share of the Progress Milestone Consultant is working to complete at the time the applicable schedule is terminated. Termination under this Agreement shall not affect AOL’s rights in and to all Deliverables, Materials (as defined in Exhibit B) and work product created by Consultant pursuant to this Agreement prior to such termination.
     7. Terms and Conditions. The terms and conditions set forth on Exhibit B attached hereto are hereby made a part of this Agreement.
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     IN WITNESS WHEREOF, the Parties hereto, each acting under due and proper authority, have executed this Agreement as of the date first written above.

AMERICA ONLINE, INC.	CONSULTANT

By:	By:

Print Name:	Print Name:
Title:	Title:

Date:	Date:

EIN or SSN:

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PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
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EXHIBIT A
SCHEDULE NO. 1 (“Schedule 1”) DATED MAY 12, 2003
AGREEMENT FOR CONSULTING SERVICES
BETWEEN
AMERICA ONLINE, INC. AND LIVEWORLD, INC.
DATED AS OF MAY 12, 2003 (the “Agreement”)
SCOPE OF WORK
1.	Detailed description of services to be rendered by Consultant:
•	Assess AOL’s current online support capabilities and strategies with respect to AOL Members who contact AOL through AOL’s member services group (“Member Services”). Consultant shall offer new ways for AOL Members to get their questions answered by other AOL Members through the use of new tools, such as an online answer board (the “Answer Board”), in order to offset calls that come into Member Services.

•	Identity industry best practices relevant to AOL.

•	Recommend a strategy and implementation plan (the “Implementation Plan”) for involving and encouraging AOL Members to support each other through the use of Answer Boards.

•	The Implementation Plan will include:
o	Answer Board user experience flow diagram that is consistent with the AOL experience.

o	Answer Board screen shot mock-ups that are consistent with the AOL experience.

o	Recommend AOL and/or third party online support applications for the Answer Boards.

o	AOL organizational impacts.

o	Recommend AOL or outsourced technical infrastructure for the Answer Boards.
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•	The Implementation Plan will cover key support issues such as:
o	Answer Board content organization and integration within AOL environment.

o	Content seeding (i.e. posting of the first questions and answers), moderation and other personnel consideration for the Answer Boards.

o	Knowledge sharing and management of the Answer Boards.

o	Quality control of the Answer Boards.

o	Escalation management of the Answer Boards.

o	Other features, specification, staged rollout plans of the Answer Boards.

o	Budgeted development, set-up and ongoing costs including variable, volume dependent costs of the Answer Boards.
Project Teams
AOL Team
•	Senior decision maker and budget authority: Michael Sherrod.

•	Others to be determined by AOL.
o	Support solution project manager.

o	Ongoing online support program manager.

o	AOL technology contact.

o	AOL technical operations contact.
Consultant’s Team
•	Project and Technology Lead: Trev Griffiths.

•	Content Expert: Jay Friedman.

•	Executive Sponsors: Peter Friedman.

•	Other Consultant team members as appropriate.
2.	Deliverables and documentation to be produced by Consultant:

The project plan for the consulting engagement shall include:
a.	Assessment phase:
•	Onsite meeting with key AOL support executives, management and staff.

•	Review current AOL metrics.

•	Complete technical review.

•	Competitive review of two to three (2-3) key comparable company support models.
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b.	Strategy phase:
•	Develop written strategy (including Return On Investment model and other metrics).

•	Complete an Implementation Plan (to include Ul, flow, and screen shots).

•	Updated budget for implementation including development, set-up and ongoing program and operational management.
c.	Report phase:
•	Onsite meeting with the AOL support team to present the recommended strategy and Implementation Plan.

•	Refine the strategy and Implementation Plans based upon agreed upon changes.
3.	Time for Performance/Delivery

2a: Assessment Phase — To be completed no later than [***]

2b: Strategy Phase — To be completed no later than [***]

2c: Report Phase — To be completed no later than [***]

4.	Acceptance testing criteria for each Deliverable:

Applicable as described below Not Applicable X

5.	Payments:
(a)	Consulting Project Fee: Fixed Price: [***]

(b)	Expenses
                    Subject to the requirements set forth in Section 4 of this Agreement, AOL shall reimburse Consultant up to a maximum of [***]/month for the following categories of expenses: travel and out-of-pocket expenses.
(c)	Payment Schedule

All fees and expenses due shall be invoiced by Consultant in arrears as follows:
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X Progress Payments as follows:

	Progress Milestones	Progress Payments

o	One third upon full execution of the Agreement	[***]
o	One third as a progress payment on [***]	[***]
o	One third on [***]	[***]
(d)	Maximum Dollar Amount
                         The maximum dollar amount payable to Consultant for all fees and expenses under this Schedule: [***]

6.	Consultant Project Manager:	Name: Peter Friedman
Fax #: 443-265-0365

7.	AOL Project Manager:	Name: Michael Sherrod
Fax#: 703-265-9310

8.	Term of this Schedule: From [***] through [***]

9.	Additional Terms and Conditions: None.

AMERICA ONLINE, INC.	CONSULTANT

By:	By:

Print Name:	Print Name:
Title:	Title:

Date:	Date:

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EXHIBIT B
Terms and Conditions
I. NO RIGHTS IN AOL PROPERTY/TRADEMARKS
No Ownership or License. Nothing in this Agreement shall convey to Consultant any right, license, title, interest in and to the Work (as defined below). The AOL “look and feel”, or any other AOL property, property interest, license or right.
No Right to Post Content. Unless specifically directed to do so by AOL, Consultant shall have no right to post or display content or other materials in any area in the AOL Network. As used in this Agreement, AOL Network shall mean (i) the America Online® brand service, (ii) any international versions of the America Online service, and (iii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide (which may include, without limitation, internet sales promoting AOL products and services and any “offline” information browsing products of AOL or its Affiliates).
No Right to Use Trademarks. Consultant shall have no right to use any AOL trade name, trademark or service mark.
II. CONFIDENTIALITY/PROPRIETARY RIGHTS/ SECURITY TRADING/NON-SOLICITATION
Confidentiality. Consultant acknowledges that (1) AOL, its subsidiaries and affiliated companies, are the owners of valuable trade secrets, and other confidential information and license same from others, (2) in the performance of the Consulting Services, Consultant shall receive or become aware of such information as well other confidential and proprietary information concerning AOL, its subsidiaries and affiliated companies’ business affairs, finances, properties, methods of operation and other data including the terms of this agreement (hereinafter collectively referred to as “Confidential Information”), and (3) unauthorized disclosure of any Confidential Information would irreparably damage AOL, its subsidiaries and/or affiliated companies.
Consultant further acknowledges that the services which AOL, its subsidiaries and/or affiliated companies performs for clients are confidential that to enable AOL, its subsidiaries and/or affiliated companies to perform those services, its clients furnish confidential information concerning their business affairs, finances, properties, methods of operation and other data; that the good will of AOL, its subsidiaries and/or affiliated companies depends, among other things, upon its keeping such services and information confidential and that unauthorized disclosure of the same would irreparably damage AOL, its subsidiaries and/or affiliated companies; and that by reason of its duties hereunder, Consultant may come into possession of information concerning such services or information furnished by clients, even though Consultant does not himself take any direct part in or furnish the services performed for those clients.
All such information owned by AOL, its subsidiaries and/or affiliated companies, licensed by AOL, its subsidiaries and/or affiliated companies, or concerning clients of AOL, its subsidiaries and/or affiliated companies and services rendered by AOL, its subsidiaries and/or affiliated companies to such clients if hereinafter collectively referred to as “Confidential Information.”
For the purposes of this agreement, Confidential Information shall also mean any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential of proprietary to AOL, including, but not limited to, the material terms of this Agreement, information about AOL Members (e.g., AOL Member names, screennames, addresses or other identifying information), technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and related business plans, projections, and marketing data. The provisions of this paragraph shall not apply to Confidential Information that has, through no fault of Consultant, become public knowledge. As used herein, AOL Member shall mean authorized users of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account.
Non-Disclosure. Consultant agrees that, except as directed by AOL or as permitted in this Paragraph, Consultant will not
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at any time during or after the term of this Agreement disclose any confidential Information to any person, or permit any person to examine and/or make copies of any reports or any documents prepared by consultant or that come into consultant’s possession or under consultant’s control by reason of consultant’s services, and that upon termination of this Agreement, Consultant will turn over to AOL all documents, papers, and other matter in Consultant’s possession or under Consultant’s control that contain or relate to such Confidential Information. Notwithstanding the foregoing, consultant may disclose confidential Information to its Assistants when reasonably necessary to perform the Consulting Services; provided that (i) such Assistants agree in writing to be bound by the terms of this Agreement, and (ii) no such Assistant shall be an Interactive Service or an employee or independent contractor of an Interactive Service.
Without limiting the generality of the foregoing, Consultant shall not collect AOL Member screennames from public or private areas of the AOL Network and shall comply with AOL’s bulk e–mail policy.
Injunctive, Relief. Consultant acknowledges that disclosure of any Confidential Information by Consultant will give rise to irreparable injury to AOL, its subsidiaries and/or affiliated companies or the owner of such information, inadequately compensable in damages. Accordingly, AOL or such other Party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, In addition to any other legal remedies which may be available. Consultant acknowledges and agrees that the covenants contained herein are necessary for the protection of legitimate business interests of AOL, its subsidiaries and/or affiliated companies and are reasonable in scope and content.
Proprietary Rights. Except for Consultant’s Pre-existing Materials, all work, services and materials performed or created under any Schedule (“Work”), including, but not limited to, (i) names, characters, protectable organizational structures, “look and feel”, other “brand” components, (ii) all materials, specifications, designs, writings, code, products, or other deliverables developed or prepared for AOL by consultant under such Schedule (whether or not such Schedule is completed) or provided or delivered to AOL by consultants, Assistants or their agents pursuant to this Agreement (collectively, “Materials”) and (iii) any and all new or improved idea, design, concept or other invention made or developed by consultant during the course of rendering the Consulting Services or developing or preparing the Materials (collectively, “Invention”), are the property of AOL and all title and interest therein shall vest in AOL and shall be deemed to be a work made for hire and made in the course of consulting Services rendered hereunder. Consultant shall promptly and completely disclose to AOL in writing any and all Inventions.
To the extent that title to any Works may not, by operation of law, vest in AOL or such Works may not be considered works made for hire, Consultant hereby irrevocably assigns to AOL all right, title and interest in and to any Work, including but not limited to any and all Materials and Inventions. All Works, including but not limited to Materials and Inventions, shall belong exclusively to AOL and AOL shall have the right to obtain and to hold in its own name, copyrights, registrations, patents, or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. Consultant agrees to give AOL and any person designated by AOL such reasonable assistance, at AOL’s request and expense, as is required to perfect, secure and protect AOL’s intellectual property and other rights set forth in this Section, including but not limited to executing all documents necessary to perfect, secure and protect such rights.
Unless otherwise requested by AOL, upon the completion of the services to be performed under each Schedule or upon the earlier termination of such Schedule, Consultant shall immediately turn over to AOL all Work, including without limitation, any and all Materials and Inventions, developed pursuant to such Schedule.
For purposes of this Agreement, “Consultant’s Pre-existing Materials” means any concepts, materials, code, methodology, process, technique or intellectual property right developed, evolved during the course of the Consulting Services, licensed or otherwise acquired by Consultant independent of the Agreement and services to be rendered hereunder and which are not based upon and do not incorporate any AOL Confidential Information or other intellectual property rights of AOL. Consultant hereby grants an irrevocable, fully paid–up, worldwide, non–exclusive, assignable, sublicensable license to use, reproduce, display,
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perform, distribute and make derivative works of any of Consultant’s Pre–existing Materials that are incorporated into the Deliverables.
Securities Trading Policy. Consultant agrees, for the term of this Agreement and for as long thereafter as Consultant has access to material, non–public information of AOL to comply with terms of AOL’s securities trading policy (the “Securities Policy”), a copy of which has been provided to Consultant as revised from time to time, to the same extent as employees of AOL are obligated to comply with the Securities Policy.
Non–Solicitation. Unless otherwise mutually agreed to by the Parties in writing, Consultant agrees not to hire or to solicit the employment of any personnel of AOL during the term of this Agreement and for a period of one (1) year thereafter.
Statements to Third Parties. During the term of the Agreement, Consultant shall not make, publish or otherwise communicate, or cause to be made, published or otherwise communicated, any deleterious remarks whatsoever to any third parties concerning AOL or its affiliates, directors, officers, employees or agents, including without limitation, AOL’s business projects, business capabilities, performance of duties and services or financial position.
III. REPRESENTATIONS AND WARRANTIES.
Representations and Warranties. Consultant represents and warrants that: (a) Consultant is or will promptly and prior to the Effective Date become familiar with AOL’s current of then–current Terms of Service Agreement; (b) Consultant has or shall have the proper skill, training, and background so as to be able to perform in a competent and professional manner and that all work will be performed in accordance with applicable standards; (c) AOL shall receive free, good and clear title to all Work which may be developed by Consultant under this Agreement or which is provided or delivered to AOL by Consultant or Consultant’s Assistants, agents or representatives pursuant to this Agreement including without limitation the Materials and Inventions, which title shall be free and clear of any and all liens, encumbrances, claims or litigation, whether pending or threatened, (d) no Work, Deliverable or other materials delivered by Consultant to AOL hereunder, including without limitation Materials and Inventions, shall infringe on or violate (i) any copyright, trademark, patent, any music performance or other music related right, (ii) any other proprietary or other right of any third party, including but not limited to any third party right to privacy, (iii) any applicable law or regulation, or (iv) AOL’s Terms of Service to any AOL service guidelines or standards made available to Consultant by AOL, and (e) no Work, Deliverable or other materials delivered by Consultant to AOL hereunder, including without limitation, Materials and Inventions, shall contain any scandalous, libelous or unlawful matter or material.
Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party if its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.
IV. INDEMNITY.
Indemnity. Consultant shall defend, indemnity and hold harmless AOL, its officers, directors, agents, affiliates, distributors, franchisees and employees from any and all loss and third party claims, demands, liabilities, costs or expenses, including without limitation reasonable outside and in–house attorney’s fees and expenses (“Liabilities”) resulting from (a) actual or alleged infringement of any patent, copyright, or other property rights (including, but not limited to, misappropriation of trade secrets) based on any software, program, service and or other materials furnished to AOL by Consultant pursuant to the terms of this Agreement, including without limitation, the Work, Materials or Inventions, or the use thereof by AOL, (b) the payment of compensation or salary asserted by an employee or Assistant of Consultant, as well as any claim that AOL stands in any relationship
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including, but not limited to employment, co–employment and joint employment, with AOL, (c) any governmental determination that Consultant is not an independent contractor or litigation determining a change of Consultant’s independent contractor status, including liability for taxes and other penalties assessed upon AOL because of Consultant’s change or lack of independent contractor status, (d) Consultant’s material breach of any obligation, duty, representation or warranty contained in this Agreement or in any Schedule attached hereto, and (e) the fault or negligence of Consultant and/or its Assistants.
In the event that Consultant is a professional corporation, each of the members of said corporation hereby agrees to be held jointly and severally liable for any liability of Consultant set forth herein or arising hereunder. AOL reserves the right to assume the exclusive defense and control of any matter otherwise subject to indemnification by Consultant hereunder. Consultant agrees, should AOL’s use of any service, program, and/or other material furnished to AOL by Consultant be enjoined by any court, to promptly obtain, at no expense to AOL, the right to continue to use the items so enjoined or, at no expense to AOL, provide AOL promptly with substitute items that are functionally equivalent to the enjoined products. If Consultant can not secure AOL’s right to continue using such items or substitute such items as provided herein, Consultant agrees to refund all sums earned under this Agreement relating to the provision of such items.
AOL shall defend, indemnify and hold harmless Consultant, its officers, directors, agents, affiliates, distributors, franchisees and employees from any and all Liabilities resulting from actual or alleged infringement of any patent, copyright or other property right (including, but not limited to, misappropriation of trade secrets) based on any proprietary materials with respect to which AOL has a copyright, patent or trademark right furnished by AOL to Consultant specifically for inclusion in the Works or Materials (excluding any claim for infringement arising out of the combination of such proprietary AOL materials with Consultant’s materials, software, programs or services or otherwise not relating exclusively to such AOL provided proprietary materials).
V. GENERAL.
Excuse. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party’s reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.
Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier with written verification of receipt; or (iv) five business days after the mailing data, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and changes prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the AOL Project Manager and the Deputy General Counsel (fax no. 703-265-1105), such at the address of AOL set forth in the first paragraph of this Agreement. In the case of Consultant, except as otherwise specified herein, the notice address shall be the address for Consultant set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient’s fax number to be as reasonably identified by AOL.
No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party’s right to assert or rely upon any such provision or right in that or any other instance; rather the same shall be and remain in full force and effect.
Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provisions which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this
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Agreement) and which is provided by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.
Amendment. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.
Further Assurances. Consultant shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by AOL for the implementation or continuing performance of this Agreement.
Assignment. Consultant shall not assign this Agreement or any right interest or benefit under this Agreement without the prior written consent of AOL. Assumption of the Agreement by any successor to Consultant (including, without limitation, by way of merger, consolidation or sale of all or substantially all of Consultant’s stock or assets) shall be subject to AOL’s prior written approval. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.
Subcontract. No work or services to be performed by Consultant hereunder shall be subcontracted to or performed on behalf of Consultant by any third party, except upon written permission by AOL.
Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.
Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.
Applicable Law; Jurisdiction. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.
Export Controls. Both Parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re–export any technical data, any products received from the other Party or the direct product of such technical data to any prescribed county listed in such applicable laws, regulations and rules unless properly authorized.
Publicity. Consultant agrees that it will not, without prior written consent of AOL, use in advertising, publicity, or otherwise the name of AOL, or refer to the existence of this Agreement in press releases, advertising, or materials distributed to prospective customers.
Duty to Inform. Consultant shall promptly inform AOL of any information related to the Consulting Services, including without limitation the Work, Materials, Deliverables and Inventions, which could reasonably lead to a claim, demand or liability of or against AOL and/or its Affiliates by any third party.
Limitations. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL SPECIAL OR PUNITIVE DAMAGE OF ANY KIND OR NATURE, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT (INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT), TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF
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ANY OTHER PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE IN ADVANCE.
Workers’ Compensation Insurance. No workers’ compensation insurance shall be obtained by AOL concerning Consultant. Consultant shall comply with the applicable workers’ compensation law concerning Consultant and shall provide to AOL a certificate of workers’ compensation insurance upon request.
Comprehensive General Liability Insurance. Consultant further agrees to secure and maintain, at Consultant’s sole cost and expense, Comprehensive General Liability Insurance for damage claims due to bodily injury (including death), or property damage caused by or arising from acts or omissions of Consultant. The minimum limits of such insurance will be one million dollars ($1,000,000.00). Maintenance of the foregoing insurance will in no way be interpreted as relieving Consultant of any responsibility whatsoever.
Headings. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.
Surviving Sections. The following sections shall survive the termination of this Agreement 2.2 (“Independent Contractor”); 2.3 (“Consultant’s Employees and Assistants); 4.6 (“Taxes”) of this Agreement and this Exhibit B.
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EXHIBIT C
ACCEPTANCE CERTIFICATE
SCHEDULE NO. ___DATED ___[insert Schedule date]                     TO
AGREEMENT FOR CONSULTING SERVICES
BETWEEN
AMERICA ONLINE. INC. AND
DATED AS OF ___[Insert main agreement date] ___(the “Agreement”)

1.	Deliverables and documentation to be produced by Consultant:	AOL

Approval

2A:

2B:

2C:

2D:

2.	Time for Performance/Delivery	AOL Approval

2A:

2B:

2C:

2D:

3.	Acceptance testing criteria for each Deliverable:	AOL Approval

Applicable as described below ___ Not Applicable ___
2A:

2B:

2C:

2D:

4.	Payments approved by AOL:	AOL

Approval
Monthly
Upon Completion

Other (describe: )

Progress Payments as follows:

Approval	Progress Payments	Progress Milestone	AOL
Item 2A:	$

Item 2B:	$

Item 2C:	$

Item 2D:	$

Payment for Partial Performance.
If AOL terminates this Agreement or any Schedule under Section 6.3 of the Agreement, AOL shall pay Consultant through the Progress Milestone accepted and approved above; and a pro-rata share of the next Progress Milestone Consultant is working to complete at the time the Agreement or Schedule is terminated (as set forth in Section 6.5 of the Agreement).
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